Exhibit 99.1

Citrix Reports 2010 Fourth Quarter and Fiscal Year Financial Results

Quarterly revenue of $530 million up over 17% year-over-year

Quarterly deferred revenue increases $99 million sequentially

Fourth quarter GAAP diluted earnings per share of $0.49

Fourth quarter non-GAAP diluted earnings per share of $0.65

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 26, 2011--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2010.

FINANCIAL RESULTS

In the fourth quarter of fiscal 2010, Citrix achieved revenue of $530 million, compared to $451 million in the fourth quarter of fiscal 2009, representing 17 percent revenue growth. For the fiscal year 2010, Citrix reported annual revenues of $1.87 billion, compared to $1.61 billion in the previous year, a 16 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal 2010 was $94 million, or $0.49 per diluted share, compared to $88 million, or $0.47 per diluted share, for the fourth quarter of 2009. Annual net income for 2010 was $277 million, or $1.46 per diluted share, compared to $191 million, or $1.03 per diluted share in fiscal 2009.

Non-GAAP Results

Non-GAAP net income in the fourth quarter of fiscal 2010 was $125 million, or $0.65 per diluted share, compared to $123 million, or $0.66 per diluted share, in the comparable period last year. Non-GAAP net income for both periods excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and charges recorded in connection with the restructuring program that the company implemented in January 2009 and the tax effects related to those items.

Annual non-GAAP net income for 2010 was $396 million, or $2.08 per diluted share, compared to $334 million, or $1.81 per diluted share, in 2009. Non-GAAP net income for both periods excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses and charges recorded in connection with the restructuring program that the company implemented in January 2009 and the tax effects related to those items.

“In 2010, we achieved stronger market leadership positions in Desktop Virtualization, Web Collaboration and App Networking. Citrix gained significant strategic visibility in the IT executive suite, and we delivered solid operating leverage in our financial model,” said Mark Templeton, president and chief executive officer for Citrix.

“I’m very pleased with our results – a fantastic year.

“Our customers are telling us they want to simplify enterprise computing, they want to embrace IT consumerization, and they are ready to adopt more cloud services – all to transform IT to an on-demand service. These three powerful market forces are driving a need for Citrix virtual infrastructure and making our platform more relevant and strategic.

“We will focus in 2011 on further leveraging our unique market opportunity by broadening the reach of web collaboration, by enabling public and private clouds, and driving mainstream adoption of desktop virtualization.”

Q4 Financial Summary

In reviewing the fourth quarter results of 2010, compared to the fourth quarter of 2009:

  Product license revenue increased 17 percent;
  Revenue from license updates grew 13 percent;
  Online services revenue grew 16 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 40 percent;
  Revenue increased in the Americas’ region by 27 percent, the EMEA region by 7 percent and the Pacific region by 15 percent;
  Deferred revenue totaled $779 million, compared to $619 million on December 31, 2009;
  GAAP operating margin was 21 percent for the quarter, and non-GAAP operating margin was 28 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and costs associated with the 2009 restructuring program;
  Cash flow from operations was $179 million, compared with $178 million in the fourth quarter of 2009; and
  The company repurchased 1.9 million shares at an average price of $65.90.

Annual Financial Summary

In reviewing 2010 results compared to 2009 results:

  Product license revenue grew 15 percent;
  License updates revenue grew 13 percent;
  Online services revenue grew 17 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 31 percent;
  Revenue increased in the Americas’ region by 20 percent, the EMEA region by 8 percent, and the Pacific region by 21 percent;
  GAAP operating margin was 17 percent for fiscal 2010, and non-GAAP operating margin was 26 percent, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and costs associated with the 2009 restructuring program.
  Cash flow from operations was $616 million for fiscal 2010 compared with $484 million last year; and
  During fiscal 2010, the company repurchased 8.3 million shares at an average price of $53.14.

Financial Outlook for Fiscal Year 2011

Citrix management expects to achieve the following results during its fiscal year 2011 ending December 31, 2011:

  Net revenue is expected to be in the range of $2.10 billion to $2.14 billion;
  GAAP diluted earnings per share is expected to be in the range of $1.78 to $1.84. Non-GAAP diluted earnings per share is expected to be in the range of $2.29 to $2.33, excluding $0.34 related to the effects of amortization of intangible assets primarily related to business combinations, $0.45 related to the effects of stock-based compensation expenses, charges recorded in conjunction with the company’s 2009 restructuring program, if any, and $(0.24) to $(0.34) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for First Quarter 2011

Citrix management expects to achieve the following results during its first fiscal quarter of 2011 ending March 31, 2011:

  Net revenue is expected to be in the range of $470 million to $475 million; and
  GAAP diluted earnings per share is expected to be in the range of $0.27 to $0.28. Non-GAAP diluted earnings per share is expected to be in the range of $0.40 to $0.41, excluding $0.08 related to the effects of amortization of intangible assets primarily related to business combinations, $0.11 related to the effects of stock-based compensation expenses, charges recorded in conjunction with the company’s 2009 restructuring program, if any, and $(0.05) to $(0.07) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.
  Non-GAAP tax rate, which excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and charges recorded in conjunction with the company’s 2009 restructuring program, if any, is expected to be in the range of 22% to 23%.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the fourth quarter of 2010, Citrix announced:

  Entered into a definitive agreement to acquire Netviewer AG, a privately held European software-as-a-service (SaaS) vendor in collaboration and IT services. Citrix currently expects this acquisition to close in the first quarter of 2011.
  The worldwide availability of Citrix® XenDesktop® 5, which supports a wide range of new consumer devices, thousands of new third-party products and an entirely new generation of web and SaaS applications. Citrix also announced a new Desktop Transformation Model, which includes a variety of technical services to accelerate desktop virtualization implementations.
  Citrix Receiver™ for Chrome Notebooks, which will allow Google customers to run their existing Windows business applications directly on the new web-based Chrome notebooks with a native user experience, fast performance and full enterprise security.
  A new version of Citrix XenServer® with significant new storage and networking innovations.
  Two additions to the Citrix OpenCloud™ platform, Access and Bridge, that extend the trust, performance and security of the enterprise datacenter to any internal or external cloud environment, regardless of hypervisor, network or application type.
  A major release of Citrix Receiver that adds extensive user experience enhancements to the company’s universal software client for accessing any existing business application, desktop or document on any device. Enhancements include the ability to touch-enable existing Windows applications on any touchscreen tablet and smartphone as well as support for a broad range of new devices, such as the BlackBerry PlayBook, Cisco Cius, Dell Streak and the Samsung Galaxy offerings.
  New Citrix NetScaler® VPX™ web application delivery software certified to integrate with HP’s high-performance 5400zl and 8200zl switch series to converge datacenter switching and load balancing into a single device to lower operational costs, increase application availability and speed-up performance.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 15 days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 16880191).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is a leading provider of virtual computing solutions that help companies deliver IT as an on-demand service. Founded in 1989, Citrix combines virtualization, networking, and cloud computing technologies into a full portfolio of products that enable virtual workstyles for users and virtual datacenters for IT. More than 230,000 organizations worldwide rely on Citrix to help them build simpler and more cost-effective IT environments. Citrix partners with over 10,000 companies in more than 100 countries. Annual revenue in 2010 was $1.87 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for First Quarter 2011 and Financial Outlook for Fiscal Year 2011 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix's European markets; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels, including XenDesktop; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop and its other virtualization offerings, while maintaining growth in its core products, especially XenApp; disruptions due to changes in key personnel and succession risks; seasonal fluctuations in the company’s business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products as the enterprise software landscape evolves; the possibility that the proposed acquisition of Netviewer will not close, that the closing may be delayed or that the companies may be required to modify aspects of the acquisition to close the acquisition; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions, including the acquisition of Netviewer; the management of anticipated future growth; the recruitment and retention of qualified employees, including those of acquired companies; risks in effectively controlling operating expenses, including failure to manage unexpected expenses; impairment of the value of the company's investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation, including litigation challenging our intellectual property rights or alleging the infringement of the intellectual property rights of third parties; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition, including with respect to XenDesktop and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition, international market readiness and execution and other risks associated with the markets for Citrix's Web-based access, collaboration and customer assistance services and for our Web application delivery appliances; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In Citrix’s earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, XenDesktop®, Receiver™, XenServer®, OpenCloud™, NetScaler®, and VPX™ are trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenues:
Product licenses	$196,255	$168,323	$619,452	$538,975
License updates	176,562	156,395	682,246	604,968
Online services	94,796	81,969	360,617	308,177
Technical services	62,111	44,473	212,347	161,968
Total net revenues	529,724	451,160	1,874,662	1,614,088

Cost of net revenues:
Cost of product license revenues	19,557	15,969	66,682	52,160
Cost of services revenues	30,621	23,793	106,234	87,233
Amortization of product related intangible assets	13,190	12,853	50,504	47,917
Total cost of net revenues	63,368	52,615	223,420	187,310
Gross margin	466,356	398,545	1,651,242	1,426,778

Operating expenses:
Research and development	82,003	66,918	326,647	281,980
Sales, marketing and services	197,899	180,101	729,754	679,053
General and administrative	70,047	64,328	258,875	239,623
Amortization of other intangible assets	3,012	5,704	14,279	20,972
Restructuring	49	3,646	971	26,473
Total operating expenses	353,010	320,697	1,330,526	1,248,101

Income from operations	113,346	77,848	320,716	178,677

Other income, net	2,596	3,352	13,104	15,215
Income before income taxes	115,942	81,200	333,820	193,892

Income taxes	22,186	(6,948)	57,379	2,875
Net income	93,756	88,148	276,441	191,017
Net loss attributable to non-controlling interest	624	-	624	-
Net income attributable to Citrix Systems, Inc	$94,380	$88,148	$277,065	$191,017

Earnings per common share – diluted	$0.49	$0.47	$1.46	$1.03
Weighted average shares outstanding – diluted	191,627	186,702	190,335	184,985
CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	December 31, 2010	December 31, 2009
ASSETS:
Cash and cash equivalents	$396,162	$261,443
Short-term investments	497,643	338,168
Accounts receivable, net	378,395	304,912
Other current assets, net	198,279	134,772
Total current assets	1,470,479	1,039,295

Long-term investments	791,854	607,646
Property and equipment, net	250,482	247,703
Goodwill and other intangible assets, net	1,099,244	1,113,014
Other long-term assets	91,541	83,489
Total assets	$3,703,600	$3,091,147

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$355,680	$278,850
Current portion of deferred revenues	664,332	555,514
Total current liabilities	1,020,012	834,364

Long-term portion of deferred revenues	114,638	63,336
Other liabilities	8,362	4,940

Stockholders' equity	2,560,588	2,188,507
Total liabilities and stockholders’ equity	$3,703,600	$3,091,147

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

	Three Months Ended December 31, 2010	Year Ended December 31, 2010
OPERATING ACTIVITIES	$93,756	$276,441
Net Income
Adjustments to reconcile net income to net cash provided by
Amortization and depreciation	35,532	138,158
Stock-based compensation expense	19,852	103,758
Deferred income tax benefit	(46,676)	(46,676)
Provision for accounts receivable allowances	1,497	4,752
Other non-cash items	(2,101)	(4,933)
Total adjustments to reconcile net income to net cash Activities	8,104	195,059
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(104,860)	(79,058)
Prepaid expenses and other current assets	35,623	(38,511)
Other assets	153	3,785
Deferred tax assets, net	(1,304)	6,270
Accounts payable and accrued expenses	48,836	90,781
Deferred revenues	98,797	160,121
Other liabilities	222	1,404
Total changes in operating assets and liabilities, net of the effects of acquisitions	77,467	144,792
Net cash provided by operating activities	179,327	616,292

INVESTING ACTIVITIES
Purchases of available-for-sale investments, net of proceeds	(99,229)	(379,516)
Proceeds from repayments of trading securities	-	44,560
Purchases of property and equipment	(22,275)	(75,376)
Purchases of other assets	(5,985)	(9,485)
Cash paid for acquisitions, net of cash acquired	162	(20,510)
Cash paid for licensing and core technology	(3,833)	(16,715)
Net cash used in investing activities	(131,160)	(457,042)

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	42,727	353,557
Excess tax benefit from exercise of stock options	17,066	60,164
Stock repurchases, net	(108,833)	(433,739)
Other	(2,061)	(6,298)
Net cash used by financing activities	(51,101)	(26,316)
Effect of exchange rate changes on cash and cash equivalents	108	1,785
Change in cash and cash equivalents	(2,826)	134,719
Cash and cash equivalents at beginning of period	398,988	261,443
Cash and cash equivalents at end of period	$396,162	$396,162

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s 2009 restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

• The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

• Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

• Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

• The charges incurred in conjunction with the Company's 2009 restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.
Non-GAAP Financial Measures Reconciliation
(In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended December 31, 2010
GAAP operating margin	21.4%
Add: stock-based compensation	3.7%
Add: amortization of product related intangible assets	2.5%
Add: amortization of other intangible assets	0.6%
Add: 2009 restructuring charges	0.0%
Non-GAAP operating margin	28.2%

	Three Months Ended December 31,
	2010	2009
GAAP net income	$94,380	$88,148
Add: stock-based compensation	19,852	26,939
Add: amortization product related intangible assets	13,190	12,853
Add: amortization of other intangible assets	3,012	5,704
Add: 2009 restructuring charges	49	3,646
Less: tax effects related to above items	(5,959)	(13,871)
Non-GAAP net income	$124,524	$123,419

	Three Months Ended December 31,
	2010	2009
GAAP earnings per share – diluted	$0.49	$0.47
Add: stock-based compensation	0.10	0.14
Add: amortization of product related intangible assets	0.07	0.07
Add: amortization of other intangible assets	0.02	0.03
Add: 2009 restructuring charges	0.00	0.02
Less: tax effects related to above items	(0.03)	(0.07)
Non-GAAP earnings per share – diluted	$0.65	$0.66

	Twelve Months Ended December 31, 2010
GAAP operating margin	17.1%
Add: stock-based compensation	5.5%
Add: amortization of product related intangible assets	2.7%
Add: amortization of other intangible assets	0.8%
Add: 2009 restructuring charges	0.1%
Non-GAAP operating margin	26.2%

	Twelve Months Ended December 31,
	2010	2009
GAAP net income	$277,065	$191,017
Add: stock-based compensation	103,758	111,419
Add: amortization product related intangible assets	50,504	47,917
Add: amortization of other intangible assets	14,279	20,972
Add: 2009 restructuring charges	971	26,473
Less: tax effects related to above items	(50,948)	(63,641)
Non-GAAP net income	$395,629	$334,157

	Twelve Months Ended December 31,
	2010	2009
GAAP earnings per share – diluted	$1.46	$1.03
Add: stock-based compensation	0.54	0.60
Add: amortization of product related intangible assets	0.27	0.26
Add: amortization of other intangible assets	0.07	0.11
Add: 2009 restructuring charges	0.01	0.14
Less: tax effects related to above items	(0.27)	(0.33)
Non-GAAP earnings per share – diluted	$2.08	$1.81

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2011	2011
GAAP earnings per share - diluted	$0.27 to $0.28	$1.78 to $1.84
Add: Adjustments to exclude the effects of
amortization of intangible assets	0.08	0.34
Add: Adjustments to exclude the effects of
expenses related to stock-based	0.11	0.45
compensation
Less: Differential between the GAAP and non-GAAP
tax rates and tax effects related to above items	(0.05) to (0.07)	(0.24) to (0.34)

Non-GAAP earnings per share - diluted	$0.40 to $0.41	$2.29 to $2.33
Three Months Ended March 31, 2011
GAAP tax rate	18.0% to 19.0%
Add: tax effects of stock-based compensation and amortization of intangible assets	4.0%
Non-GAAP tax rate	22.0% to 23.0%

CONTACT:
Citrix Systems, Inc.
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
For investor inquiries, contact:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com